Exhibit H2

______Shares of Series A Auction Term Preferred Shares
______Shares of Series B Auction Term Preferred Shares

                     THE NEW AMERICA HIGH INCOME FUND, INC.

                               SELLING AGREEMENT

                                                                          [Date]

Dear Sirs:

    The Underwriter (the "Underwriter") named in the prospectus mentioned below has agreed, subject to the terms and conditions of the Underwriting Agreement dated _________________ (the "Underwriting Agreement"), to purchase from The New America High Income Fund, Inc., a Maryland corporation (the "Fund"), shares of Series A Auction Term Preferred Shares (the "Series A ATP") and shares of Series B Auction Term Preferred Shares (the "Series B ATP") (the Series A ATP and the Series B ATP are referred to collectively herein as the "ATP") of the Fund, at the purchase price set forth on the cover of such prospectus. The Shares are more particularly described in the enclosed prospectus (the "Prospectus"), additional copies of which will be supplied in reasonable quantities upon request.

    The Underwriter is offering a part of the ATP for sale to selected dealers (the "Selected Dealers"), among whom they are pleased to include you, at the public offering price, less a concession in the amount set forth in the Prospectus under "Underwriting." This offering is made subject to delivery of the ATP and their acceptance by the Underwriters, to the approval of all legal matters by counsel, and to the terms and conditions herein set forth any may be made on the basis of the reservation of ATP or an allotment against subscription.

    We have advised you by telegraph or telex of the method and terms of the offering. Acceptances should be sent to Bear, Stearns & Co., 55 Water Street, New York, New York 10041. We reserve the right to reject any acceptances in whole or in part.

    Any of the ATP purchased by you hereunder are to be offered by you to the public at the public offering price, except as herein otherwise provided and except

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that a reallowance from such public offering price of not in excess of the amount set forth in the Prospectus under "Underwriting" may be allowed only to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Section 24(c) of the Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and who are members in good standing of the National Association of Securities Dealers, Inc. and who are members in good standing of the National Association of Securities Dealers, Inc., or to foreign dealers or institutions not eligible for membership in such Association who agree to abide by the conditions with respect to foreign dealers and institutions set forth in your confirmation below.

    We, acting as Underwriter, may buy Shares from, or sell ATP to, any Selected Dealers and any Selected Dealers may buy ATP from, or sell ATP to, any other Selected Dealer at the public offering price less all or any part of the concession. We, acting as Underwriter, after the initial public offering may change the initial public offering price, the concession and the reallowance.

    In the event that prior to the termination of this Agreement, we purchase or contract to purchase for our account any ATP purchased by you hereunder or any ATP [or any shares of Common Stock] which may have been issued in exchange for [or upon conversion of] such ATP [or in exchange for other such shares of Common Stock], you agree to pay us on demand for an amount equal to the concession on such ATP. In addition, we may charge you with any transfer taxes and broker's commission or dealer's mark-up paid in connection with such purchase or contract to purchase.

    ATP purchased by you hereunder shall be paid for on such date as we shall determine, on one day's notice to you, by certified or official bank check payable in New York Clearing House funds to the order of Bear, Stearns & Co., 55 Water Street, New York, New York 10041 against delivery of the ATP. Notwithstanding the foregoing, if transactions in the ATP can be settled throughout the facilities of The Depository Trust Company, payment for and delivery of Shares purchased by you hereunder will be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise

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notified us prior to the date specified in our telex or telegram to you, or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions you may send to us prior to such specified date.

    The Underwriter has been advised by the Fund that a registration statement for the ATP, filed under the Securities Act of 1933, has become effective. You agree that in selling Shares purchased pursuant hereto (which agreement shall also be for the benefit of the Fund) you will comply with the applicable requirements of the Securities Act of 1933 and of the Securities Exchange Act of 1934 and of the Investment Company Act of 1940, as amended. No person is authorized by the Fund or by the Underwriter to give any information or to make any representations not contained in the Prospectus, in connection with the sale of ATP. You are not authorized to act as agent for the Fund or of the Underwriter in offering ATP to the public or otherwise. Nothing contained herein shall constitute the Selected Dealers partners with the Underwriter or with one another.

    Upon your application to us, we will inform you as to the advice we have received from counsel concerning the jurisdictions in which ATP have been qualified for sale or are exempt under the respective securities or blue sky laws of such jurisdictions, but we have not assumed and will not assume any obligation or responsibility as to the right of any Selected Dealers to sell Shares in any such jurisdiction.

    We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising thereunder. We shall not be under any obligation to you except for obligations expressly assumed by us in this Agreement.

    The Underwriter may over-allot in arranging for sales of the ATP to the Selected Dealers and to purchase and sell ATP [and shares of Common Stock of the Fund and any other securities convertible into or exercisable for Common Stock of the Fund] for long or short account and may also stabilize or maintain the market prices of the ATP.

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You agree, upon our request, at any time or times prior to the termination of this Agreement, to report to us the number of ATP purchased by you pursuant to the provisions hereof which then remain unsold.

    You agree that, except as otherwise provided herein, until the termination of this Agreement or until we notify you that you are released from this restriction, you will not without our consent buy, sell, deal or trade in ATP [or in the Common Stock of the Fund or in other securities convertible into or exercisable for Common Stock of the Fund] (or, if requested by us by telex or otherwise, in any other securities of the Fund) for your account or for the accounts of customers except on unsolicited brokerage orders therefor.

    Selected Dealers will be governed by the conditions herein set forth until this Agreement is terminated. This Agreement will terminate at the close of business on the 30th day after the date hereof but, in our discretion, may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time. Notwithstanding the termination of this Agreement, you shall remain liable for your proportionate amount of any claim, demand or liability which may be asserted against you alone, or against you together with other dealers purchasing Shares upon the terms hereof, or against us, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity.

    In the event that you agree to purchase ATP in accordance with the terms hereof, kindly confirm such agreement by completing and signing the form provided for that purpose on the enclosed duplicate hereon and returning it to us promptly.

    All communications from you shall be addressed to Bear, Stearns & Co., at 55 Water Street, New York, New York 10041. Any notice from us to you shall be deemed to have been fully authorized by the Underwriters and to

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have been duly given if mailed, telegraphed or telexed to you at the address to which this letter is mailed.

                              Very truly yours,
                              BEAR, STEARNS & CO.

                              By _____________________
                                   General Partner

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BEAR, STEARNS & CO.
[]
[c/o Bear, Stearns & Co.]
55 Water Street
New York, N.Y. 10041

Dear Sirs:

    We hereby confirm our agreement to purchase the ATP allotted to us subject to the terms and conditions of the foregoing Agreement and your telegram or telex to us referred to therein. We hereby acknowledge receipt of the definitive Prospectus [including the documents incorporated by reference therein] relating to the Shares [and the documents required to be delivered with any preliminary prospectus or the definitive Prospectus by Item of Form N-2], and we confirm that in purchasing ATP we have relied upon no statements in such Prospectus. We have made a record of our distribution of preliminary prospectuses and, when furnished with copies of any revised preliminary prospectus, we have, upon your request, promptly forwarded copies thereof [including the documents incorporated by reference therein] to each person to whom we had theretofore distributed preliminary prospectuses. [We have delivered and will deliver with any preliminary prospectus and the definitive Prospectus all documents required to be so delivered by Item of Form N-2]. We represent that we are actually engaged in the investment banking or securities business and that we are a member in good standing of the National Association of Securities Dealers, Inc., who agrees to comply with all the applicable rules of such Association, including, without limitation, its Interpretation with Respect to Free-Riding and Withholding and Section 24 of Article III of its Rules of Fair Practice, or, if we are not such a member, we are a foreign dealer or institution that is not eligible for membership in such Association which hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making sales to comply with such Association's above-mentioned Interpretation with Respect to Free-Riding and Withholding and Sections 8, 24 and 36 of the above-mentioned
Article III as if we were a member of such Associ-

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ation and Section 25 of such Article III as it applies to a non-member broker or dealer in a foreign country.

If for Federal income tax purposes the Selected Dealers, among themselves or with the Underwriter, are deemed to constitute a partnership, then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1954, as amended, and we agree not to take any position inconsistent with such election. We authorize you, in your discretion, on our behalf, to execute such evidence of such election as may be required by the Internal Revenue Service.

                              Name of Selected Dealer

                              .........................................
                              (Authorized Signature)

                              .........................................

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                           [Bear, Stearns Letterhead]

                                     [Date]

[Name of Company]
[Address of Company]

Attention:

Gentlemen:

    This will confirm our discussions relating to the proposed public offering of approximately 1000 shares of Series A Auction Term Preferred Shares and 1000 Shares of Series B Auction Term Preferred Shares (collectively, the "ATP") of The New America High Income Fund, Inc. (the "Fund") by the Company. [Certain of the terms of the ATP are set forth in Schedule I hereto.]

    The procedure proposed for the offering is as follows:

    1. The Fund will complete, file and, as appropriate, amend from time to time its registration statement under the Securities Act of 1933 (the '33 Act") and under the Investment Company Act of 1940 (the '40 Act"), covering the offering of the ATP. As proposed underwriter of the offering, we will be given the opportunity to make such review and investigation in connection with the registration statement, as amended, as we deem desirable.

    2. The registration statement filing will include a proposed form of underwriting agreement between the Fund and the underwriter. Such form will include cross-indemnity and contribution provisions of the type usually found in underwriting agreements. The Fund agrees to pay all expenses and fees related to the process of (i) registering the ATP under the '33 Act and '40 Act, (ii) obtaining or confirming exemptions, qualifications or approvals or other registrations of the ATP or the offering under state securities laws and National Association of Securities Dealers, Inc. (the "NASD")

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policies, and (iv) obtaining the rating of the Shares by one or more rating agencies, including filing fees, the fees and expenses of counsel for the underwriter in connection with state securities law and legal investment law matters, and printing costs (including, without limitation, the costs of printing the registration statement and all amendments thereto, including all documents incorporated by reference therein and all exhibits thereto, the underwriting documents, the blue sky surveys and legal investment memoranda and all other documents related to the offering) and, upon our request, to provide funds in advance for filing fees. However, except for the fees and expenses of counsel for the underwriter in connecting with state securities and legal investment laws, and except as otherwise described herein, the underwriter will be responsible for the fees and expenses of their counsel.

    3. Concurrently with or immediately after the filing of the registration statement with the Commission, the necessary filings will be made and approvals sought under and with respect to state securities laws, [and] the NASD in connection with the ATP and the proposed offering, including, without limitation, the filing of a certificate of designation with respect to the ATP with the Secretary of State of the State of Maryland, and the Fund and we will cooperate in making such filings and obtaining such approvals are desirable.

    4. At such time as the Fund and the underwriter are mutually satisfied that it is appropriate to commence the offering, the terms of ATP will be determined and the final terms of the underwriting agreement will be negotiated in light of market conditions prevailing at the time; the underwriting agreement will be signed; and the Fund and we will request that the Commission make the registration statement effective.

    5. The Fund will immediately prior to the offering agree not to sell or dispose of any shares of Preferred Stock of the Fund without our prior written consent for a period of 180 days after the first date on which the ATP are bona fide offered to the public.

    It is understood that this letter does not constitute a commitment on the part of the Fund or us to proceed with a public offering unless and until a defini-

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tive underwriting agreement has been executed. Until the underwriting agreement has been finally negotiated and signed, the Fund or we may at any time terminate further participation in the proposed offering, in which event no party shall have any liability hereunder except that the Fund will (a) reimburse us for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Fund as provided in the next-to-last sentence of paragraph 2 hereof; and (b) in the event the Fund terminates the proposed offering, or we terminate our participation in the offering because, in our reasonable judgment, there has occurred a material adverse change in the business, operations, prospects or condition (financial or other) of the Fund, then, in addition to the payment referred to in (a) above, the Fund shall also reimburse us for our reasonable out-of-pocket expenses, including legal fees, incurred in connection with the proposed offering.

    Please confirm your agreement to the foregoing by signing and returning to us the enclosed copy of this letter.

                               Very truly yours,

                               BEAR, STEARNS & CO.

                               By ________________________
                                   General Partner

Confirmed:

[Name of Company]

By ______________________

Date: ___________________

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